UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

CVS HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 - Other Events

Item 8.01.	Other Events

On August 8, 2019, CVS Health Corporation, a Delaware corporation (the “Company”), issued a press release announcing the commencement of cash tender offers (the “Tender Offers”) for (1) any and all of its 3.125% Senior Notes due 2020 (the “2020 Any and All Notes”), (2) up to $2,000,000,000 aggregate principal amount of its Floating Rate Notes due 2020 and its 2.800% Senior Notes due 2020 less the aggregate principal amount of 2020 Any and All Notes validly tendered and accepted for purchase, (3) any and all of its 4.125% Senior Notes due 2021, the 4.125% Senior Notes due 2021 issued by its wholly-owned subsidiary, Aetna Inc. (“Aetna”) and the 5.450% Senior Notes due 2021 issued by Coventry Health Care, Inc., a wholly-owned subsidiary of Aetna (collectively, the “2021 Any and All Notes”) and (4) up to $2,000,000,000 aggregate principal amount of its 3.350% Senior Notes due 2021, its Floating Rate Notes due 2021 and its 2.125% Senior Notes due 2021 less the aggregate principal amount of 2021 Any and All Notes validly tendered and accepted for purchase.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit to this Current Report on Form 8-K is as follows:

INDEX TO EXHIBITS

99.1	Press Release of CVS Health Corporation dated August 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: August 8, 2019	By:	/s/ Eva C. Boratto
Eva C. Boratto
Executive Vice President and Chief Financial Officer